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                                                                    Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made as of this 9th day of January, 2000, by and among 24/7 Media, Inc., a Delaware corporation (the "Company"), Sabela Media, Inc., a Delaware corporation, and the persons set forth on Exhibit A hereto (each a "Management Holder," and the Management Holders, the Other Holders and the Non-Management Holders shall collectively be referred to as the "Sellers").

                                    RECITALS:

WHEREAS, certain of the parties hereto have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), in connection with which the Sellers and Erland & Company ("Erland") acquired certain shares of the Company's common stock, par value $.01 per share (the "Shares");

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.       DEFINITIONS.  For purposes of this Agreement:

         (a) "Common Stock" means the common stock, par value $.01 per share, of the Company.

         (b) "Dispose of" means to (x) offer, sell, pledge, hypothecate or otherwise dispose of Shares or (y) establish or increase any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to Shares; PROVIDED, HOWEVER, such term shall not include transfers of Shares due to (i) the death of a Holder; (ii) the merger, consolidation or sale of the Company; (iii) the transfer of Shares to any wholly-owned subsidiary or parent of a Holder; or (iv) any transfer to a trust of which there are no beneficiaries other than the parents, spouse or children of such Holder.

         (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (d) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (e) "Holder" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 8.

         (f) "Management Holders" means the persons set forth on Exhibit A hereto, or any assignee thereof in accordance with Section 8.

         (g) "Non-Management Holders" means the persons set forth on Exhibit B hereto, or any assignee thereof in accordance with Section 8.

         (h) "Other Holders" means the persons set forth on Exhibit C hereto or any assignee thereof in accordance with Section 8.


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         (i) "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

         (j) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (k) "Registrable Securities" means any unregistered shares of Common Stock held by, issuable to, or subsequently acquired by, the Sellers and any shares of Common Stock issued or issuable with respect to any such shares of Common Stock by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise and; PROVIDED, HOWEVER, that any such securities shall cease to be Registrable Securities when (i) such securities are sold by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned pursuant to Section 8 below, or (ii) such lsecurities shall be salable within a three-month period pursuant to Rule 144 (or any similar successor rule that may be promulgated by the SEC).

         (l) "SEC" means the Securities and Exchange Commission.

         ml) "Securities Act" means the Securities Act of 1933, as amended.

         (n) "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal, state or common law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

2.       REGISTRATION.

         (a) The Company shall prepare, and, on or prior to April 1, 2000, file with the SEC one or more Registration Statements on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) pursuant to Rule 415 covering the resale from time to time of (i) 34% of the Registrable Securities held by Management Holders, (ii) 50% of the Registrable Securities held by Other Holders, (iii) 100% of the Registrable Securities held by Erland and (iv) 100% of the Registrable Securities held by Non-Management Holders.

         (b) Notwithstanding Section 2(a) or 2(e), if the Company shall furnish to Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for any such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of any such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; PROVIDED, HOWEVER, that the Company during such deferment may not file a registration statement for securities to be issued and sold for its own account or that of other stockholders and; PROVIDED, FURTHER, the Company may not utilize this right more than once in any 12-month period.


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         (c) If (but without any obligation to do so) at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering (whether for the account of the Company or for selling stockholders) of such securities (other than a registration on Form S-8 relating solely to the sale of securities to participants in the Company's 1998 Stock Incentive Plan or other Company stock plan or to other compensatory arrangements to the extent includible on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after receipt by such Holder of such notice by the Company in accordance with Section 15, the Company shall, subject to Section 2(d), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that are not, on the date of filing by the Company of such Registration Statement, subject to the Resale Restrictions imposed by Section 9 hereof, that each such Holder has requested to be registered. The Company shall have no obligation under this Section 2(c) to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so. No registration effected under this Section 2(c) shall relieve the Company of any of its obligations to effect registrations under Section 2(a).

         (d) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2(c) to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, however, that (i) no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and such Holder's intended method of distribution, and (ii) the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in any offering referred to in Section 2(c) exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. The securities so included shall be apportioned pro rata among the selling shareholders subject to any priority of registration rights heretofore granted to existing stockholders under the April 9 Agreement (as hereinafter defined). The Sellers acknowledge that existing shareholders of the Company owning a substantial number of unregistered shares have registration rights that are senior to those being granted hereunder and that such rights will not impact the Sellers' rights under
Section 2(a) hereof.

         (e) At any time after the first anniversary of the date hereof the Management Holders and the Other Holders who collectively own more than 50% of aggregate amount of Registrable Securities held by such Holders as of such date (a "Demand Request") may provide the Company with a written request that the Company file with the SEC a Registration Statement on Form S-3 pursuant to Rule 415 covering the resale from time to time of such amount of Registrable Securities as set forth in such Demand Request. The Company shall be obligated to effect only two (2) registrations pursuant to a Demand Request and not more than one (1) per quarter.

3. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall at its sole cost:


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         (a) Promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective expeditiously, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for at least 12 months or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish (at no cost) to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and, one copy of the signed registration statement and any post-effective amendment thereto, any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents incorporated by reference in the registration statement and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or U.S. jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary to enable each participating Holder to consummate the disposition of the Registrable Securities owned by it in such jurisdiction; provided that the Company shall not be required in connection therewith or as a condition thereto
(i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or
(ii) to file a general consent to service of process in any such state or jurisdiction.

         (e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be, and remain during the period provided in
Section 3(a), registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

         (f) Immediately notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any other Holder, prepare and furnish, at no cost, to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares of Common Stock, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading and so that such prospectus, as amended or supplemented, will comply with law.


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         (g) Immediately notify each Holder of Registrable Securities covered by such registration statement and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

         (h) Notify each Holder of Registrable Securities if at any time the SEC or any state securities commission or other regulatory authority should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

         (i) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

         (j) Cause all Registrable Securities registered pursuant hereto on a Registration Statement for resale by a Holder to be listed on each securities exchange or included for trading in such automated quotation system on or in which the Shares of Common Stock of the Company are then listed or included.

         (k) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto on a Registration Statement for resale by a Holder, and a CUSIP number for the Shares of Common Stock, in each case not later than the effective date of such Registration Statement.

         (l) Otherwise use its best efforts in its performance of its obligations hereunder to comply with all applicable rules and regulations of the SEC and of state securities commissions and any stock exchange or automated quotation system.

         (m) Deliver promptly, upon request, to any Holder participating in the offering copies of all correspondence between the SEC and the Company, its counsel or independent public accountants and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement; permit each Holder, counsel and independent public accountants for each Holder, to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and give each Holder, and counsel and independent public accountants for each Holder, access to the Company's books, records, documents and properties and such opportunities to discuss the business of the Company with its officers or directors and independent public accountants as shall be necessary, in the opinion of each Holder and their respective counsel and independent public accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

         (n) In the event of an underwritten offering (or a shelf offering in which the items listed in clauses (i) and (ii) below are delivered to any other selling stockholder), furnish (at no cost), at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement,


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to each Holder participating in the offering and to each underwriter, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders participating in such offering and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders participating in such offering, and a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

         (o) Solely in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

4. HOLDER SHALL FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

5. EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration of Registrable Securities, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, and reasonable fees and expenses of one counsel to the selling stockholders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

         (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, and each of such Holder's partners, members, stockholders, managers, agents, officers, directors, employees, affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage or liability to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.


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         (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage or liability; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that, in no event shall the liability of any Holder under this Section 6(b) exceed the net proceeds from the offering received by such Holder; and PROVIDED, FURTHER, that the indemnity agreement contained in this paragraph shall not apply in the case of a sale directly by the Company of its securities (including a sale of such securities through any lead institution or underwriter retained by the Company to engage in a distribution solely on behalf of the Company) in which an untrue statement or omission or alleged untrue state or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company or such lead institution or underwriter failed to deliver a copy of the final or amended prospectus at or prior to the sale of the Registrable Securities.

         (c) Each Holder shall severally, and not jointly, indemnify, defend and hold harmless the Company and its affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), arising out of or in connection with any misrepresentation or breach of any warranty made by such Holder herein.

         (d) Promptly after receipt by an indemnified party under this Section 6 of written notice of the commencement of any action (including any governmental action) involving a claim referred to in Section 6(a), 6(b) or 6(c) of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any


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Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action suit, or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld or delayed.

         (d) The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

         (f) With respect to the indemnity in Section 6(a) and 6(b), if for any reason such indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 6, no Holder shall be required, pursuant to this Section 6, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Shares of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate, nor shall any Holder be required to contribute any amounts in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 6(b) of this Agreement were available.

7. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act, as such rule may from time to time be amended, and any other rule or regulation now or hereafter adopted by the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company agrees at its sole cost to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;


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

         (b) take such action as is necessary to enable the Holders to utilize a registration statement for the resale of their Registrable Securities;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights contained herein may be assigned in whole or in part by a Holder to one or more of its partners, employees or affiliates or to one or more transferees or assignees of Registrable Securities (or securities exchangeable into Registrable Securities) acquired by the Holder, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

9. RESALE RESTRICTIONS.

         (a) During the period of twelve (12) months from the date of this Agreement, each Management Holder severally agrees that it will not Dispose of any Shares (whether registered or unregistered), commencing on any date specified by the Company (the "Commencement Date") following the filing by the Company of a preliminary registration statement for a registered public offering managed by nationally recognized underwriters and ending (x) 30 days after the Commencement Date if the registration statement is not declared effective by the SEC on or prior to such 30th day, or (y) if the registration statement is declared effective by the SEC on, or within thirty days after the Commencement Date, a period not to exceed 90 days following the effective date of the registration statement, if required by the underwriters of the public offering and all directors and executive officers of the Company have been prohibited from Disposing the Company's common stock held by them for a period of at least 90 days following the effective date of the registration statement and provided that the restriction set forth in this Section 9(a) shall not apply to any Disposition of Shares pursuant to the subject registered public offering if such shares are registered pursuant to Section 2(c) hereof.

         (b) In addition to the restriction in Section 9(a), each Management Holder agrees not to Dispose of any Shares except in accordance with the following schedule:


          ------------------------------------------ --------------------------------------------
                                                     Max.  % of  original  number  of  Shares of
          # of Months After the Date Hereof          each  Holder  that may be Disposed of Prior
                                                     to End of Month
          ------------------------------------------ --------------------------------------------
          12 months                                  34%
          ------------------------------------------ --------------------------------------------
          18 months                                  56%
          ------------------------------------------ --------------------------------------------
          24 months                                  78%
          ------------------------------------------ --------------------------------------------


         (c) In the event of a Change of Control (as defined below) of the Company, the provisions of Section 9(b) shall no longer be of any force and effect. As used herein, the term "Change of Control" means the occurrence of any of the following events:

         (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Company's assets;

         (ii) the adoption of a plan for the liquidation or dissolution of the Company; or

         (iii) a merger or consolidation as a result of which (x) the holders of outstanding Common Stock on the date immediately preceding the merger or consolidation own less than 33% of the combined entity as a result of such merger or consolidation, or (y) the senior management of the Company as of the date hereof do not continue to retain a substantive high level decision making role in the management of the combined entity following the merger or consolidation.

10. AMENDMENT; WAIVER. Any provision of this Agreement may be amended only with the written consent of the Company and each of the Holders and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the Holders of 60% of the Registrable Securities then outstanding may act on behalf of all such Holders of Registrable Securities; PROVIDED, HOWEVER, that no amendment or waiver shall affect the rights of a Holder under Section 2 or the obligations of a Holder under Section 6(c) or Section 9 or the representations or warranties of a Holder under Section 26 without the consent of such Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

11. CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there are any changes in the Registrable Securities, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation, provided, however, that the restrictions in Section 9 hereof shall no longer be applicable upon such a merger or consolidation of the Company.

12. ENTIRE AGREEMENT EFFECTIVENESS OF AGREEMENT. This Agreement (together with the Merger Agreement) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

13. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

14. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section
8), heirs, executors and administrators of the parties hereto.

15. NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by telecopier, receipt confirmed; (ii) on the second following business day, if delivered by a recognized overnight courier service; or (iii) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

         (i) If to the Company, to it at the following address:

         24/7 Media, Inc.
         1250 Broadway, 28th fl
         New York, NY 10001
         Attn: General Counsel
         Fax: (212) 760-2811

         (ii) If to a Seller, to it at the address for such Seller set forth on the signature pages hereto.

16. SEVERABILITY. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party, whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to the other party. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17. TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18. DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

19. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

21. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

22. REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable without the posting of a bond or other security and without proof of actual damages, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

23. RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for or in substitution of, shares of Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

24. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any (i) agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or which otherwise conflicts with the provisions hereof or
(ii) agreement with respect to the registration and right to resell its securities which is superior to the terms of this Agreement. It is acknowledged and understood that the Company has granted demand registration rights and piggyback registration rights to holders of a substantial number of shares of Common Stock, pursuant to a registration rights agreement dated April 9, 1998 (the "April 9 Agreement") which has been publicly filed with the SEC, that the Company is actively discussing other acquisitions and that in connection with the Registration Statement to be filed pursuant to Section 2(a) hereof, the Company may register the resale of its securities by a substantial number of holders other than the Sellers.

25. EXPENSES AND TAXES. The Company will pay, and save each Holder harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from, any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable upon the execution and delivery of this Agreement.

26. REPRESENTATIONS AND WARRANTIES OF HOLDERS. Each of the Holders severally, and not jointly, represents and warrants to the Company as follows:

                  1.       LEGENDS.

                           (i) Such Holder understands that the certificates
evidencing the Shares will bear the following legend:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

                           (ii) The certificates evidencing the Shares shall not
be required to bear such legend if an opinion of counsel reasonably satisfactory to the Company is delivered to the Company to the effect that neither the legend nor the restrictions on transfer contained in this Agreement or the Merger Agreement are required to insure compliance with the Securities Act. The Company will bear the reasonable costs and expenses in connection with such opinion where such opinion relates to compliance with Rule 144 under the Securities Act. Whenever, pursuant to the preceding sentence, any certificate is no longer required to bear the foregoing legend, the Company may, and if requested by the Holder thereof, shall, issue to the Holder, at the Company's expense, a new certificate not bearing the foregoing legend; provided, however, a new certificate not bearing the foregoing legend shall be issued to the Holders upon the effectiveness of a registration statement covering the resale of the Shares.

                  2. BROKERS. Such Holder represents that he or it has had no dealings with any broker or finder in connection with the transactions contemplated by the Merger Agreement.

                                  [END OF TEXT]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

24/7 MEDIA, INC.

By:      /s DAVID E. MOORE
   -----------------------------------
       Name: David E. Moore
       Title: President and Chief Executive Officer

SELLERS:

SABELA MEDIA, INC.

By:    /s/ JAMES GREEN
   -----------------------------------
       Name: James Green
       Title: President and Chief Executive Officer

FRESHWATER CONSULTING LTD.

By:    /s/ DAVID TURNER
   -----------------------------------
       Name: David Turner
       Title: Director

GALMOS HOLDINGS LTD.

By:    /s/ GOUR LENTELL
   -----------------------------------
       Name: Gour Lentell
       Title: Executive Chairman

       /s/ JAMES GREEN
--------------------------------------
       James Green

EXHIBIT A    Management Holders

James Green
FRESHWATER CONSULTING LTD.
GALMOS HOLDINGS LTD.

EXHIBIT B - Non-Management Holders

TOCAD SUNPAK (Hong Kong) Ltd. (Tocad)
Ramport Trading Ltd. (original shares)
SABELA MEDIA KAI. (Tocad)
Steve Blume
Nicole Blume (Irrevocable Trust)
Jenna Blume (Irrevocable Trust)
Andrew Blume (Irrevocable Trust)
TOCAD Co., Ltd.
Livewire Labs LLC
Distribution Finance, Ltd.
Quinag Consulting Ltd (Bruce Edminston)
International Electronics Co., Ltd. (Tocad)
Erland & Company
Ramport Trading Ltd. (2nd)
Inanda Associates Pty Limited
Takeshi Fujikawa (Tocad)
Masaru Fujikawa (Tocad)
David Spence
Golden Words Pty Limited
TOCAD Co., Ltd. (Bridge)
Wilcrow Pty Ltd
Taro Fujikawa (Tocad)
TOCAD NETWORKS Co., Ltd.
Arton No. 0001 Pty Ltd
Richard d'Abo

EXHIBIT C -- Other Holders

Abhay Puri
Chafey Ltd (Hoo Lam Woon)
Harry Weber-Brown
Simon Johnson
Matthew Tombers
Birathon Kasemsri
Andrew Fawcett
Birathon Kasemsri (new)
Quinag Consulting Ltd (Bruce Edminston)